                             Exhibit 7 to Form T-1


                               Bank Call Notice

                            RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                                 Chemical Bank
                 of 270 Park Avenue, New York, New York 10017
                    and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                at the close of business September 30, 1995, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                         DOLLAR AMOUNTS
                  ASSETS                                   IN MILLIONS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and
  currency and coin .................................       $  5,319
  Interest-bearing balances .........................          3,591
Securities:  ........................................
Held to maturity securities..........................
Available for sale securities........................         22,966
Federal Funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBF's:
  Federal funds sold.................................          1,088
  Securities purchased under agreements to resell....          1,015
Loans and lease financing receivables:
  Loans and leases, net of unearned income   $76,064
  Less: Allowance for loan and lease losses    1,878
  Less: Allocated transfer risk reserve......    104
                                             -------
  Loans and leases, net of unearned income,
  allowance, and reserve.............................         74,082
Trading Assets.......................................         28,967
Premises and fixed assets (including capitalized
  leases)............................................          1,380
Other real estate owned..............................             65
Investments in unconsolidated subsidiaries and
  associated companies...............................            160
Customer's liability to this bank on acceptances
  outstanding........................................          1,187
Intangible assets....................................            467
Other assets.........................................          6,418
                                                            --------
TOTAL ASSETS.........................................       $153,107
                                                            ========

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

                  LIABILITIES
Deposits
  In domestic offices..................................     $ 44,067
  Noninterest-bearing .........................$14,227
  Interest-bearing ............................ 29,840
                                               -------
  In foreign offices, Edge and Agreement subsidiaries,
  and IBF's............................................       37,004
  Noninterest-bearing .........................$   173
  Interest-bearing ............................ 36,831
                                               -------

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
  of its Edge and Agreement subsidiaries, and in IBF's
  Federal funds purchased..............................       16,136
  Securities sold under agreements to repurchase.......        1,274
Demand notes issued to the U.S. Treasury...............          903
Trading liabilities....................................       22,513
Other Borrowed money:
  With original maturity of one year or less...........       11,674
  With original maturity of more than one year.........          613
Mortgage indebtedness and obligations under capitalized
  leases...............................................           16
Bank's liability on acceptances executed and outstanding       1,190
Subordinated notes and debentures......................        3,411
Other liabilities......................................        6,333

TOTAL LIABILITIES......................................      145,134
                                                            --------

                  EQUITY CAPITAL

Common stock...........................................          620
Surplus................................................        4,611
Undivided profits and capital reserves.................        2,890
Net unrealized holding gains (Losses)
on available-for-sale securities.......................         (156)
Cumulative foreign currency translation adjustments....            8

TOTAL EQUITY CAPITAL...................................        7,973
                                                            --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
  STOCK AND EQUITY CAPITAL.............................     $153,107
                                                            ========


I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                              JOSEPH L. SCLAFANI


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


                              WALTER V. SHIPLEY       )
                              EDWARD D. MILLER        ) DIRECTORS
                              WILLIAM B. HARRISON     )



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